                                                FILED PURSUANT TO RULE 424(b)(2)
                                                      REGISTRATION NO. 333-60276

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 11, 2001)

                                 $500,000,000

                           [LOGO] United Technologies
                             6.10% Notes due 2012

                                 -------------

   The notes will bear interest at the rate of 6.10% per year. Interest on the notes is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2002. The notes will mature on May 15, 2012. We may redeem some or all of the notes at any time. We discuss the redemption prices under the caption "Description of the Notes--Optional Redemption."

   The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

                                 -------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 -------------

                                                              Per Note    Total
                                                              -------- ------------
Public Offering Price                                          99.825% $499,125,000
Underwriting Discount                                           0.650% $  3,250,000
Proceeds to United Technologies Corporation (before expenses)  99.175% $495,875,000

   Interest on the notes will accrue from the date of delivery.

                                 -------------

   The underwriters expect to deliver the notes to purchasers on or about April 29, 2002.

Salomon Smith Barney


Goldman, Sachs & Co. HSBC JPMorgan

Banc of America Securities LLC


               Banc One Capital Markets, Inc.

                             Caboto IntesaBci

                                            Deutsche Bank Securities

                                                         Fleet Securities, Inc.

April 24, 2002

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

                                 -------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                 Page
                                                                 ----
           United Technologies Corporation...................... S-3
           Ratio of Earnings to Fixed Charges................... S-3
           Use of Proceeds...................................... S-4
           Description of the Notes............................. S-4
           Underwriting......................................... S-6
           Validity of the Notes................................ S-7
           Independent Accountants.............................. S-7
           Where You Can Find More Information.................. S-7

                                   Prospectus
           About This Prospectus................................   2
           United Technologies Corporation......................   2
           Ratio of Earnings to Fixed Charges...................   3
           Use of Proceeds......................................   3
           Legal Ownership......................................   3
           Description of Debt Securities.......................   5
           Description of Debt Warrants.........................  20
           Description of Currency Warrants.....................  22
           Description of Stock-Index Warrants..................  26
           Description of Capital Stock.........................  30
           Plan of Distribution.................................  32
           Validity of the Securities...........................  33
           Experts..............................................  33
           Where You Can Find More Information..................  33

                        UNITED TECHNOLOGIES CORPORATION

   United Technologies Corporation and its subsidiaries provide high technology products to aerospace and building systems customers throughout the world. United Technologies Corporation and its subsidiaries conduct their business within four principal segments. The segments were generally determined based on the management of the businesses and on the basis of separate groups of operating companies, each with general operating autonomy over diversified products and services. The units participating in each segment and their respective principal products are as follows:

  . Otis offers a wide range of elevators, escalators, moving walkways, automated people movers and shuttles and related installation, maintenance and repair services; and modernization products and services for elevators and escalators.

  . Carrier provides commercial and residential heating, ventilating and air conditioning (HVAC) systems and equipment, commercial and transport refrigeration equipment, and aftermarket service and components for both HVAC and refrigeration products.

  . Pratt & Whitney provides commercial, general aviation and military aircraft engines, spare parts, overhaul and repair services and fleet management services, industrial gas turbines and space propulsion systems.

  . Flight Systems consists of the Sikorsky and Hamilton Sundstrand businesses. Sikorsky offers military and commercial helicopters, parts and service. Hamilton Sundstrand provides aerospace and industrial products and aftermarket services. Hamilton Sundstrand aerospace products and aftermarket services include aircraft power generation and management systems, engine and flight control systems, auxiliary power units, environmental control systems and propeller systems. Hamilton Sundstrand industrial products include air compressors, metering devices, fluid handling equipment and enclosed gear drives.

   United Technologies Corporation was incorporated in Delaware in 1934. Unless the context otherwise requires, "UTC," "we," "us" or "our" means United Technologies Corporation. Our principal executive offices are located at United Technologies Building, One Financial Plaza, Hartford, Connecticut 06101, telephone (860) 728-7000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                        Three Months Ended         Year Ended
                            March 31,              December 31,
                      ---------------------   ---------------------
                        2002        2001         2001        2000
                        ----        ----         ----        ----
                        6.84        6.19         6.43        6.94

   For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes and minority interests for UTC and its subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of UTC and its consolidated subsidiaries, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

   See "Ratio of Earnings to Fixed Charges" in the accompanying prospectus dated May 11, 2001 for the ratio of earnings to fixed charges for the years ended December 31, 1996 through December 31, 2000.

                                USE OF PROCEEDS

   The net proceeds from the offering of the notes will be used primarily to repay commercial paper borrowings with an average annualized interest rate of 1.8% and an average remaining term of one day. The proceeds from these commercial paper borrowings were used for working capital and our general corporate purposes and those of our consolidated subsidiaries, which included financing acquisitions and repurchases of our stock. Any remaining net proceeds from this offering will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include financing possible acquisitions and repurchases of our stock. Pending use, we may invest the net proceeds in short-term interest-bearing obligations.

                           DESCRIPTION OF THE NOTES

   The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading "Description of Debt Securities" in the accompanying prospectus.

   We will issue the notes in the aggregate principal amount of $500,000,000, subject to reopening. The notes will mature on May 15, 2012. We will issue the notes only in book-entry form, in denominations of $1,000 and integral multiples of $1,000. The notes will bear interest at the annual rate shown on the cover of this prospectus supplement and will accrue interest from April 29, 2002, or from the most recent date to which interest has been paid or provided for. Interest will be payable twice a year, on May 15 and November 15, to the person in whose name a note is registered at the close of business on the May 1 or November 1 that precedes the date on which interest will be paid. We will have the option to redeem the notes at any time, as described below.

   In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See "Description of Debt Securities--Defeasance and Covenant Defeasance" in the accompanying prospectus for more information about how we may do this.

   We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement. Any additional notes will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture.

Optional Redemption

   We may redeem the notes, in whole or in part, at our option at any time, at a redemption price equal to the greater of:

    (1)100% of the principal amount of the notes to be redeemed; and

    (2)the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed as described below, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 20 basis points.

   In either case, the redemption price will also include interest accrued to the date of redemption on the principal balance of the notes being redeemed.

   We will use the following procedures to calculate the adjusted treasury rate described in the previous paragraph. We will appoint Salomon Smith Barney Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., or their successors, and any three other nationally recognized investment banking firms that are primary

U.S. government securities dealers in New York City as reference dealers. We will select one of these reference dealers to act as our quotation agent. If any of these firms ceases to be a primary dealer of U.S. government securities in New York City, we will appoint another nationally recognized investment banking firm as a substitute.

   The quotation agent will select a United States Treasury security that has a maturity comparable to the remaining maturity of our notes and that would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of our notes. The reference dealers will provide us and the trustee with the bid and asked prices for that comparable United States Treasury security as of 3:30 p.m., New York time, in writing on the third business day before the redemption date. The trustee will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations. However, if the trustee obtains fewer than four reference dealer quotations, it will calculate the average of all the reference dealer quotations and not eliminate any quotations. We refer to this average quotation as the comparable treasury price.

   The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.

   We will mail notice of any redemption to you not less than 30 days and not more than 60 days before the redemption date. Unless we default in payment of the redemption price on the redemption date, interest will cease to accrue on the notes or portions of notes called for redemption on and after the redemption date. If we redeem less than all of the notes, the trustee will choose the notes to be redeemed by any method that it deems fair and appropriate.

Book-Entry System

   We will issue the notes in the form of one or more fully registered global securities, as described in "Legal Ownership--Global Securities" in the accompanying prospectus. We will deposit these global securities with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, and register these securities in the name of DTC's nominee.

   DTC has advised us and the underwriters that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

   DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC's participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

                                 UNDERWRITING

   Salomon Smith Barney Inc. is acting as representative of the underwriters named below.

   Subject to the terms and conditions stated in the underwriting agreement and in the pricing agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes stated opposite the name of each underwriter.

                                               Principal Amount
                Underwriter                        of Notes
                -----------                    ----------------
                Salomon Smith Barney Inc......  $  225,000,000
                Goldman, Sachs & Co...........      50,000,000
                HSBC Securities (USA) Inc.....      50,000,000
                J.P. Morgan Securities Inc....      50,000,000
                Banc of America Securities LLC      25,000,000
                Banc One Capital Markets, Inc.      25,000,000
                Caboto IntesaBci -- SIM S.p.A.      25,000,000
                Deutsche Bank Securities Inc..      25,000,000
                Fleet Securities, Inc.........      25,000,000
                                                --------------
                   Total......................  $  500,000,000
                                                ==============

   The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

   The underwriters propose to offer some of the notes directly to the public at the public offering price stated on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions.

   The notes are a new issue of securities with no established trading market. The underwriters have advised UTC that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. We do not know how liquid the trading market for the notes will be.

   The following table shows the underwriting discounts and commissions we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes.

                                       Paid by UTC
                                       -----------
                              Per note    0.650%

   In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

   The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   We estimate that the total expenses of this offering will be $220,000.

   The underwriters and their affiliates have performed certain investment banking and advisory and general financing and banking services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, be customers of, engage in transactions with and perform services for us in the ordinary course of their business. George David, the Chairman and Chief Executive Officer of UTC, is a member of the Board of Directors of Citigroup Inc., the parent of Salomon Smith Barney Inc. Sanford I. Weill, the Chairman and Chief Executive Officer of Citigroup Inc., is a member of our Board of Directors.

   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

                             VALIDITY OF THE NOTES

   The validity of the notes will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the underwriters by Sullivan & Cromwell, New York, New York.

                            INDEPENDENT ACCOUNTANTS

   The financial statements incorporated in this prospectus supplement by reference to our annual report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting.

   With respect to the unaudited condensed consolidated financial statements of UTC for the three-month periods ended March 31, 2002 and 2001, incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of that information. However, their separate report dated April 17, 2002, incorporated by reference in this prospectus supplement, states that they did not audit and they do not express an opinion on those unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on those statements should be restricted in light of the limited nature of the review procedures applied.

   PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. See "Where You Can Find More Information" in the accompanying prospectus for information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

   In addition to the documents listed in the accompanying prospectus, we incorporate by reference the following documents:

  .   Annual report on Form 10-K for the year ended December 31, 2001.

  .   Quarterly report on Form 10-Q for the quarter ended March 31, 2002.

   You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

                                $2,000,000,000

                           [LOGO] United Technologies

                        Debt Securities, Debt Warrants,
                    Currency Warrants, Stock-Index Warrants
                               and Common Stock

                               -----------------

    United Technologies Corporation intends to offer from time to time debt securities (which may be convertible into shares of common stock), debt warrants, currency warrants, stock-index warrants and common stock. United Technologies Corporation will receive an aggregate amount of up to $2,000,000,000 from the sales of the debt securities, warrants and common stock. The debt securities, warrants and common stock may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

    United Technologies Corporation may sell the debt securities, warrants and common stock directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of debt securities, warrants or common stock to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

                               -----------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------

                         Prospectus dated May 11, 2001

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities, warrants or common stock described in this prospectus in one or more offerings. From the sales of the debt securities, warrants and common stock we will receive an aggregate amount of up to $2,000,000,000 (which is the aggregate issue price of all securities issued). This prospectus provides you with a general description of the debt securities, warrants and common stock we may offer. Each time we sell debt securities, warrants or common stock, we will provide one or more prospectus supplements, attached to the front of this prospectus, that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. Thus, the summary descriptions of the debt securities, warrants and common stock in this prospectus are subject to, and qualified by reference to, the descriptions of the particular terms of any series of the securities contained in any related prospectus supplements. The prospectus supplements may also add, update or change other information contained in this prospectus. Before you invest in a particular issue of debt securities, warrants or common stock, you should read both this prospectus and any related prospectus supplements together with additional information described under the heading "Where You Can Find More Information."

                        UNITED TECHNOLOGIES CORPORATION

    United Technologies Corporation and its subsidiaries provide high technology products to aerospace and building systems customers throughout the world. United Technologies Corporation and its subsidiaries conduct their business within four principal operating segments. The operating units of United Technologies Corporation and its subsidiaries are grouped based upon the operating segment in which they participate. The units participating in each operating segment and their respective principal products are as follows:

    . Otis offers a wide range of elevators, escalators, moving walks, automated people movers and shuttles and related installation, maintenance and repair services; and modernization products and services for elevators and escalators.

    . Carrier provides heating, ventilating and air conditioning (HVAC) equipment for commercial and residential buildings; HVAC replacement parts and services; building controls; commercial and transport refrigeration equipment; and aftermarket service and components.

    . Pratt & Whitney provides large and small commercial, general aviation and military aircraft engines, spare parts and product support; specialized engine maintenance and overhaul and repair services for airlines, government and private fleets; rocket engines and space propulsion systems; and industrial gas turbines.

    . Flight Systems consists of the Sikorsky and Hamilton Sundstrand businesses. Sikorsky offers military and commercial helicopters and maintenance services. Hamilton Sundstrand offers aerospace products, including aircraft power generation and management systems, engine and flight controls, auxiliary power units, propellers, environmental controls systems, space life support systems and industrial products.

    United Technologies Corporation was incorporated in Delaware in 1934. Unless the context otherwise requires, "UTC," "we," "us" or "our" means United Technologies Corporation. UTC's principal executive offices are located at United Technologies Building, One Financial Plaza, Hartford, Connecticut 06101, telephone (860) 728-7000.

                      RATIO OF EARNINGS TO FIXED CHARGES

                    Three Months     Years Ended December 31,
                   Ended March 31,   ------------------------
                        2001         2000 1999 1998 1997 1996
                   ---------------   ---- ---- ---- ---- ----
                         6.19        6.95 4.74 7.40 6.75 5.32

    For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes and minority interests for UTC and its subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of UTC and its consolidated subsidiaries, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

                                USE OF PROCEEDS

    Except as otherwise provided in an accompanying prospectus supplement, the net proceeds from the sale of the debt securities, warrants and common stock described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our subsidiaries, which may include acquisitions or repurchases of our stock.

    From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

                                LEGAL OWNERSHIP

    In this prospectus and in any attached prospectus supplement, when we refer to the "holders" of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder will actually be either a broker, bank, other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar and any third parties employed by us, the trustee, any warrant agent, any transfer agent and any registrar, run only to persons who are registered as holders of UTC securities, except as may be specifically provided for in a warrant agreement, warrant certificate or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

                    Street Name and Other Indirect Holders

    Holding securities in accounts at banks or brokers is called holding in "street name." If you hold UTC securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement.

    If you hold UTC securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

    .   How it handles payments and notices with respect to the securities;

    .   Whether it imposes fees or charges;

    .   How it handles voting, if applicable;

    . How and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

    . Whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

    . How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

                               Global Securities

    A global security is a special type of indirectly held security. If we choose to issue UTC securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur (except in the case of common stock issued in global form, as described below). The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a security issued in global form must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement or pricing supplement indicates whether the securities will be issued only as global securities.

    As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the global security.

    You should be aware that if UTC securities are issued only in the form of global securities:

    .   you cannot have the securities registered in your own name;

    . you cannot receive physical certificates for your interest in the securities;

    . you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

    . you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

    . the depositary's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

    . the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

    We may issue UTC common stock in the form of a global security, but you will nevertheless have the right to receive shares of common stock in certificated form registered in your name. You should consult your bank or broker to find out how to receive certificates in your name which represent your interests in common stock so that you will be a direct holder.

    In a few special situations described later, a global security representing UTC securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

    Unless we specify otherwise in the prospectus supplement or pricing supplement, the special situations for termination of a global security representing UTC securities are:

    . When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

    . When we notify the trustee that we wish to terminate the global security; or

    . When an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under "Description of Debt Securities--Events of Default.")

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

                        DESCRIPTION OF DEBT SECURITIES

                                 The Indenture

    As required by federal law for all notes and debentures of companies that are publicly offered, the debt securities offered pursuant to this prospectus are governed by a document called the "indenture." The indenture is a contract dated as of May 1, 2001, as amended and restated, as supplemented from time to time, between UTC and The Bank of New York, which acts as trustee. The indenture is an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

    The following description of the indenture and summaries of some provisions of the indenture do not describe every aspect of the debt securities and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture including definitions of terms used in the indenture. For example, in this section we use some terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

   Terms of the Debt Securities to Be Described in the Prospectus Supplement

    The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indenture which may be applicable in the case of that issue of debt securities, will be described in the related prospectus supplement. This description will include, where applicable:

    .   the title of that issue of debt securities;

    . any limit upon the aggregate principal amount of that issue of debt securities and whether we may, without the consent of the holders of that issue of debt securities, issue additional debt securities of the same series;

    . the percentage of the principal amount for which that issue of debt securities will be issued;

    . the date or dates on which the principal of that issue of debt securities will be payable, or the method by which this date or these dates will be determined or extended;

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

    . the rate or rates (which may be fixed or variable), at which that issue of debt securities will bear interest, if any, or the method by which this rate or these rates will be determined;

    . the date or dates from which any interest will accrue, or the method by which this date or these dates will be determined, the dates on which payment of any interest will be payable on any registered security and the regular record dates for these interest payment dates and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

    . the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

    . the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands to or upon UTC in respect of debt securities may be served and any registered securities may be surrendered for registration of transfer;

    . the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities may be redeemed in whole or in part, at the option of UTC;

    . the obligation, if any, of UTC to redeem, repay or purchase that issue of debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

    . the currency, currencies or currency unit or composite currency in which that issue of debt securities will be denominated and/or in which the principal, premium, if any, or interest on that issue of debt securities will be payable;

    . whether the debt securities will be convertible into UTC common stock, and, if so, the terms and conditions of conversion;

    . whether the amount of payments of principal, premium, if any, or interest on that issue of debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) and the manner in which these amounts will be determined;

    . whether UTC or a holder may elect payment of the principal, premium, if any, or interest on that issue of debt securities in a currency, currencies, currency unit or units or composite currency other than that in which the debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are to be so payable;

    . any deletions from, modifications of or additions to the events of default or covenants of UTC with respect to that issue of debt securities, whether or not these events of default or covenants are consistent with the events of default or covenants contained in the indenture as originally executed;

    . whether the provisions of Article Fourteen of the indenture described under "--Defeasance and Covenant Defeasance" apply to that issue of debt securities and any change to those provisions that apply to that issue of debt securities;

    . provisions, if any, granting special rights to the holders of that issue of debt securities if any specified events occur;

    . the designation of any security registrars, paying agents, depositaries or exchange rate agents for that issue of debt securities;

    . whether that issue of debt securities is to be issuable as registered securities, bearer securities or both, whether any debt securities of that issue are to be issuable initially in temporary global form and whether any debt securities of that issue are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange these interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any exchanges of this kind may occur, and whether registered securities may be exchanged for bearer securities (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where exchanges of this kind, if permitted, may be made;

    . the person to whom any interest on any registered security will be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for the interest, the manner in which, or the person to whom, any interest on any bearer security will be payable, if otherwise than in exchange for the coupons appertaining to the bearer security as they individually mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

    . if the debt securities of that issue are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

    . whether and under what circumstances UTC will pay additional amounts as contemplated by Section 1010 of the indenture on that issue of debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge, including any modification to the definition of "United States person" as contained in the indenture as originally executed, and, if so, whether and on what terms UTC will have the option to redeem the debt securities rather than pay additional amounts;

    . the manner in which principal, premium, if any, and interest, if any, will be payable;

    . if applicable, a discussion of United States federal income tax, accounting or other special considerations;

    .   the manner in which debt securities of that issue will be transferable;
        and

    . any other terms, conditions, rights and preferences, or limitations on rights and preferences, of that issue of debt securities consistent with the provisions of the indenture.

    If any series of debt securities are sold for, are payable in or are denominated in one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and such currencies, currency units or composite currencies will be set forth in the related prospectus supplement.

    The terms, if any, on which debt securities of any series may be convertible into shares of UTC common stock, including conditions upon which conversion or options to convert are contingent, will be described in the related prospectus supplement. Those terms will include provisions as to whether conversion is mandatory, at the option of the holder or at the option of UTC. The terms may also include provisions under which the number of shares of UTC common stock to be received by holders upon conversion may be adjusted.

    We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Indenture Provisions Relating to the Possible Issuance of One or More Series of
                                Debt Securities

    The debt securities described in this prospectus and additional unsubordinated, unsecured debt securities of UTC unlimited as to aggregate principal amount may be issued in one or more series under the indenture (Section 301). The debt securities described in this prospectus and any additional debt securities so issued under the indenture are collectively referred to in this prospectus, while a single trustee is acting for all holders of these debt securities, as the "indenture securities." The indenture also provides that there may be more than one trustee under the indenture, each with respect to one or more different series of indenture securities. See "--Trustee" for a discussion of the trustee's responsibilities if there is more than one trustee under the indenture. At a time when two or more trustees are acting, each with respect to only certain series of debt securities, the term "indenture securities" as used in this prospectus will mean the one or more series with respect to which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. The effect of the provisions contemplating that at a particular time there might be more than one trustee acting is that, in that event, those indenture securities (whether of one or more than one series) for which each trustee is acting would be treated as if issued under a separate indenture.

    Each series of debt securities will constitute unsecured and unsubordinated obligations of UTC and will rank equally with all other unsecured and unsubordinated indebtedness of UTC, including each other series of debt securities.

    Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described under a separate heading in the prospectus supplement relating to any original issue discount securities.

    The indenture provides that in determining whether the holders of the requisite principal amount of indenture securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of indenture securities:

    . the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal of that security that would be due and payable as of the date of that determination upon acceleration of the maturity of the security;

    . the principal amount of an indenture security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent, determined on the date of original issuance of that indenture security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent, on the date of original issuance of the original issue discount security, of the amount determined as provided in the immediately preceding bullet point; and

    . the principal amount that will be deemed outstanding of an indenture security issued as an indexed security whose terms provide that its principal amount payable at stated maturity may be more or less than principal face amount at original issuance will be deemed to be its principal face amount at original issuance (Section 101).

                   Denominations, Registration and Transfer

    Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The indenture also provides that debt securities of a series may be issuable in global form. Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached (Sections 201, 203).

    Unless otherwise provided in the prospectus supplement:

    . registered securities denominated in U.S. dollars, other than registered securities issued in global form, will be issued in denominations of $1,000 and integral multiples of $1,000;

    . registered securities issued in global form may be issued in any denomination;

    . bearer securities denominated in U.S. dollars, other than bearer securities issued in global form, will be issued in denominations of $5,000; and

    . bearer securities issued in global form may be issued in any denomination (Section 302).

    Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If provided in the prospectus supplement, bearer securities, with all unmatured coupons, except as provided in the following sentence, and all matured coupons in default, of a particular series may be converted into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in a permitted exchange for registered securities during the period (1) on and from a regular record date and before the opening of business at the appropriate office or agency on the relevant interest payment date or (2) on and from a special record date and before the opening of business at the appropriate office or agency on the related proposed date for payment of defaulted interest, will be surrendered without the coupon relating to that interest payment date or proposed date for payment of interest. Interest to be paid on that interest payment date or proposed date of payment will not be payable in respect of the registered security issued in exchange for the bearer security. Instead, the interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities (Section
305).

    Debt securities may be presented for exchange or conversion as provided above, and registered securities may be presented for registration of transfer, at the corporate trust office of the trustee or at the office of any transfer agent designated by UTC for this purpose with respect to any series of debt securities and referred to in the prospectus supplement. Registered securities presented for registration of transfer must be presented with a duly executed form of transfer. Each registered security will specify the proper form of transfer. No service charge will be made for any transfer or exchange of the debt securities, but UTC may require payment of a sum to cover any tax or other governmental charge payable in connection with the transfer or exchange (Section 305). Any transfer, conversion or exchange will be effected if the trustee or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents initially designated by UTC with respect to any series of debt securities in addition to the trustee, UTC may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, except that:

    . if debt securities of a series are issuable solely as registered securities, UTC will be required to maintain a transfer agent in each place of payment for that series; and

    . if debt securities of a series may be issuable as both registered securities and as bearer securities, UTC will be required to maintain a transfer agent in a place of payment for that series located outside the United States, in addition to the trustee.

UTC may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

    If debt securities of any series are redeemed in part, UTC will not be required to:

    . issue, register the transfer of, exchange or convert debt securities of any series during a period beginning at the opening of business 15 days before any debt securities of that series are selected to be redeemed and ending at the close of business on:

    (a) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;

    (b) if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption; or

    (c) if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; or

    . register the transfer of or exchange any portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

    . exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption (Section 305).

                Payment, Paying Agents and Exchange Rate Agents

    Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of one or more paying agents outside the United States as UTC may designate from time to time (Section 1002). At the option of the holder, payment on bearer securities also may be made by transfer to an account maintained by the payee with a bank located outside the United States (Section 307). Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of the individual coupons for the interest installments as the coupons mature (Section 1001). Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of UTC in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal, premium, if any, and interest, if any, on bearer securities payable in dollars will be made at the office of UTC's paying agent in The City of New York if, but only if, payment of the full amount of principal, premium, if any, and interest, if any, in dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 1002).

    Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, on registered securities will be payable at any office or agency to be maintained by UTC in The City of New York, except that at the option of UTC interest may be paid:

    . by check mailed to the address of the person entitled to the interest as that address appears in the security register; or

    . by wire transfer to an account maintained by the person entitled to the interest as specified in the security register (Sections 307 and 1002).

Unless otherwise provided in the prospectus supplement, payment of any installments of interest on any registered security will be made to the person in whose name the registered security is registered at the close of business on the regular record date for interest (Section 307).

    Any paying agent in the United States and any paying agent outside the United States initially designated by UTC for the debt securities will be named in the prospectus supplement. UTC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However:

    . if debt securities of a series are issuable only as registered securities, UTC will be required to maintain a paying agent in each place of payment for that series;

    . if debt securities of a series are also issuable as bearer securities, UTC will be required to maintain:

     (a) a paying agent in The City of New York for payments with respect to any registered securities of that series and for payments with respect to bearer securities of that series in the limited circumstances described above, but not otherwise; and

     (b) a paying agent in a place of payment located outside the United States where debt securities of that series and any coupons appertaining to the securities may be presented and surrendered for payment; and

    . if the debt securities of a series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange so requires, UTC will maintain a paying agent in Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of that series (Section 1002).

    Unless otherwise provided in the prospectus supplement, UTC will maintain with respect to any series of debt securities denominated or payable in one or more foreign currencies, currency units or composite currencies, one or more exchange rate agents to make the foreign exchange determinations as are or may be specified in this prospectus and the prospectus supplement (Sections 313 and 1002).

    All moneys paid by UTC to the trustee or a paying agent for the payment of principal, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after the principal, premium or interest becomes due and payable will be repaid to UTC, and the holder of the debt security or any related coupon will thereafter look only to UTC for payment of these amounts (Section 1003).

The Indenture Does Not Limit UTC's Indebtedness, Prevent Dividends or Generally
                    Prevent Highly Leveraged Transactions.

    The indenture does not

    . limit the amount of unsecured indebtedness which UTC or any subsidiary may incur; or

    . limit the payment of dividends by UTC or its acquisition of any of its equity securities.

    When we say "subsidiary," we mean any corporation of which at the time of determination UTC, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock (Section 101).

    Except as may be included in a supplemental indenture covering a specific series of offered debt securities and described in the related prospectus supplement and except for the covenants described below under "--Liens," "--Sales and Leasebacks" and "--Restriction on Merger and Sales of Assets," there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of UTC.

                                     Liens

    So long as any debt securities are outstanding under the indenture:

    . UTC will not itself, and will not permit any wholly-owned domestic manufacturing subsidiary to, create, incur, issue or assume any debt secured by any lien on any principal property owned by UTC or any wholly-owned domestic manufacturing subsidiary; and

    . UTC will not itself, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary.

    When we say "wholly-owned domestic manufacturing subsidiary" we mean any subsidiary of which, at the time of determination, UTC directly and/or indirectly owns all of the outstanding capital stock (other than directors' qualifying shares) and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary:

    . which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States; or

    . which is engaged primarily in the finance business including, without limitation, financing the operations of, or the purchase of products which are products of or incorporate products of, UTC and/or its subsidiaries; or

    . which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing (Section 101).

    When we say "debt," we mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (Section 1008).

    When we say "liens," we mean pledges, mortgages, liens, encumbrances and other security interests (Section 1008).

    When we say "principal property," we mean any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part of the manufacturing plant or warehouse, owned by UTC or any wholly-owned domestic manufacturing subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of consolidated net tangible assets, other than any manufacturing plant or warehouse or any portion of the manufacturing plant or warehouse or any fixture:

    .   which is financed by industrial development bonds; or

    . which, in the opinion of the board of directors of UTC, is not of material importance to the total business conducted by UTC and its subsidiaries, taken as a whole (Section 101).

    However, any of the actions described in the first two bullet points under "--Liens" above may be taken if

    .   the indenture securities are equally and ratably secured; or

    . the aggregate principal amount of the secured debt then outstanding plus the attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when UTC first issues securities pursuant to the indenture, other than transactions that are permitted as described in the second bullet point under "--Sales and Leasebacks," would not exceed 10% of consolidated net tangible assets.

    When we say "attributable debt," we mean, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount of attributable debt is to be determined, the total net amount of rent required to be paid by the person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee and excluding amounts on account of maintenance and repairs, services, taxes and similar charges, and contingent rents), discounted from the respective due dates of the payments under the lease to the date of determination at the rate of fifteen percent (15%) per annum, compounded monthly (Section 101).

    When we say "consolidated net tangible assets," we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:

    . all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and

    . all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of UTC and its subsidiaries and computed in accordance with generally accepted accounting principles (Section
        101).

    This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

    . liens existing as of the date when UTC first issued securities pursuant to the indenture;

    . liens existing on any property of or shares of stock or debt of any corporation at the time it became or becomes a wholly-owned domestic manufacturing subsidiary, or arising after that time (a) pursuant to contractual commitments entered into before the corporation became a wholly-owned domestic manufacturing subsidiary and (b) otherwise than in connection with the borrowing of money arranged after the corporation became a wholly-owned domestic manufacturing subsidiary;

    . liens on property (including shares of stock or debt of a wholly-owned domestic manufacturing subsidiary) existing at the time of acquisition and certain purchase money or similar liens;

    . liens to secure specified exploration, drilling, development, operation, construction, alteration, repair or improvement costs;

    . liens securing debt owing by a subsidiary to UTC or to a wholly-owned domestic manufacturing subsidiary;

    . liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money;

    . liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts;

    . materialmen's, carriers', mechanics', workmen's, repairmen's or other like liens which are not overdue or which are being contested in good faith in appropriate proceedings; and

    .   extensions, substitutions, replacements or renewals of the foregoing.

In addition, production payments and other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing debt (Section 1008).

                             Sales and Leasebacks

    So long as any debt securities are outstanding under the indenture, UTC will not, and will not permit any wholly-owned domestic manufacturing subsidiary to, enter into any sale and leaseback transaction after the date when UTC first issued securities pursuant to the indenture, covering any principal property, which was or is owned or leased by UTC or a wholly-owned domestic manufacturing subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

    However, a sale and leaseback transaction of this kind will not be prohibited if

    . attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when UTC first issued securities pursuant to the indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the indenture securities, would not exceed 10% of the consolidated net tangible assets;

    . an amount equal to the greater of the net proceeds of the sale or transfer or the fair market value of the principal property sold or transferred (as determined by UTC) is applied within 120 days to the voluntary retirement of the indenture securities or other indebtedness of UTC (other than indebtedness subordinated to the indenture securities) or indebtedness of a wholly-owned domestic manufacturing subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

    .   the lease is for a temporary period not exceeding three years; or

    . the lease is with UTC or another wholly owned domestic manufacturing subsidiary (Section 1009).

                   Restriction on Merger and Sales of Assets

    UTC may not consolidate with or merge into any other corporation, or convey, lease or transfer its properties and assets substantially as an entirety to any person, unless all four of the following conditions are satisfied:

    . immediately after the transaction, no event of default (or event which with notice or lapse of time, or both, would be an event of default) with respect to the indenture securities will have happened and be continuing;

    . the corporation formed by the consolidation or into which UTC is merged or the person which will have received the transfer or lease of UTC's properties and assets will assume UTC's obligation for the due and punctual payment of the principal, premium, if any, and interest (including all additional amounts, if any, payable as contemplated by Section 1010 of the indenture) on the indenture securities and the performance and observance of every covenant to be performed by UTC under the indenture, and will be organized under the laws of the United States of America, one of the States thereof or the District of Columbia;

    . if any principal property of UTC or of any wholly-owned domestic manufacturing subsidiary, or any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary, would become subject to any lien, the indenture securities outstanding will be secured, as to that principal property, equally and ratably with or prior to, the debt which upon the transaction would become secured by the lien unless UTC or the wholly-owned domestic manufacturing subsidiary could create the lien under the indenture without equally and ratably securing the indenture securities; and

    . UTC has delivered to the trustee an officer's certificate and opinion of counsel, each stating that the transaction complies with these conditions (Sections 801 and 803).

For the purpose of providing the equal and ratable security referred to in the preceding sentence, the outstanding principal amount of original issue discount securities and indexed securities will mean that amount which would at the time of providing the security be due and payable pursuant to Section 502 of the indenture and the terms of the original issue discount securities and indexed securities upon their acceleration, and the extent of the equal and ratable security will be adjusted, to the extent permitted by law, as and when this amount changes over time pursuant to the terms of such original issue discount securities and indexed securities (Sections 502 and 803). See
"--Events of Default" for further information about acceleration of original issue discount securities and indexed securities.

    In the event of any transaction other than a lease described in and complying with the four conditions listed in the immediately preceding paragraph, UTC would be discharged from all obligations and covenants under the indenture and the indenture securities, and could be dissolved and liquidated (Section 802).

                      Defeasance and Covenant Defeasance

    The indenture provides that, if the provisions of Article Fourteen are made applicable without modification to the debt securities of or within any series and any related coupons pursuant to Section 301 of the indenture, UTC may elect either "defeasance" or "covenant defeasance" as described below:

    . "defeasance" means that UTC may elect to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligation to pay additional amounts, if any, upon the occurrence of specified events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of the debt securities and any related coupons and to hold moneys for payment in trust;

    . "covenant defeasance" means that UTC may elect to be released from its obligations with respect to the debt securities and any related coupons that are described under "--Liens" and "--Sales and Leasebacks," or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities and any related coupons.

To elect either defeasance or covenant defeasance, UTC must irrevocably deposit with the trustee or another qualifying trustee, in trust, an amount, which through the payment of principal and interest in accordance with the terms of the government obligations (as defined in the next paragraph) will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates for them. This amount must be deposited in the currency, currencies or currency unit in which the debt securities and any related coupons are then specified as payable at stated maturity, and/or government obligations applicable to the debt securities and any related coupons. This applicability will be determined on the basis of the currency or currency unit in which the debt securities are then specified as payable at stated maturity. If so specified in the applicable prospectus supplement, a trust of this kind may only be established if, among other things, UTC has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after April 1, 1990.

    Unless otherwise specified in the applicable prospectus supplement, "government obligations" means securities which are:

    . direct obligations of the government which issued the currency in which the debt securities are payable; or

    . obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the debt securities of the applicable series are payable, the payment of which is unconditionally guaranteed by that government, which, in either case, are full faith and credit obligations of that government payable in that currency and are not callable or redeemable at the option of the issuer of the obligations and will also include specified depository receipts issued by a bank or trust company as custodian with respect to any government obligation of this kind (Section 101 and Article Fourteen).

    Unless otherwise provided in the prospectus supplement, if, after UTC has deposited funds and/or government obligations to effect defeasance with respect to any debt securities:

    . the holder of a debt security is entitled to, and does, elect pursuant to the terms of the debt security to receive payment in a currency or currency unit other than that in which the deposit has been made in respect of the debt security; or

    . the currency or currency unit in which the deposit has been made in respect of the debt security ceases to be used by its government of issuance;

then the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest, if any, on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency or currency unit in which the debt security becomes payable as a result of the holder's election or the government's cessation of usage based on the applicable market exchange rate (as defined in the prospectus supplement relating to the debt security) for that currency or currency unit in effect on the second business day prior to each payment date. If the holder elected to receive payment in a currency other than the currency deposited in trust as described in the first bullet point of this paragraph, the currency deposited in trust will be converted from time to time. However, if there is a cessation of usage of the currency or currency unit by its government of issuance which results in current exchange rates no longer being available, the conversion will be based on the applicable market exchange rate for the currency or currency unit (as nearly as possible) in effect at the time of cessation (Section 1405). Unless otherwise provided in the prospectus supplement, all payments of principal, premium, if any, and interest, if any, on any debt security that is payable in a foreign currency or currency unit that ceases to be used by its government of issuance will be made in U.S. dollars (Section
312).

    If UTC effects covenant defeasance with respect to any debt securities and any related coupons and the debt securities and any related coupons are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under "--Events of Default" with respect to Sections 1008 and 1009 of the indenture (which sections would no longer be applicable to the debt securities or any related coupons) or described in the third or fifth bullet point under "--Events of Default" with respect to any other covenant with respect to which there has been defeasance, the amount of cash and the amounts of principal and interest payable on the government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities and any related coupons at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities and any related coupons at the time of the acceleration resulting from the event of default. However, UTC would remain liable to make payment of the amounts due at the time of acceleration.

    The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

                            Modification and Waiver

    Modifications and amendments of the indenture may be made by UTC and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding indenture securities which are affected by the modification or amendment. However, the consent of the holder of each indenture security affected by the modification or amendment is required for any modification or amendment that would, among other things:

    . change the stated maturity of principal of, or any installment of interest or premium, if any, on, or change the obligation of UTC to pay any additional amounts as contemplated by Section 1010 of the indenture on, any security;

    . reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, any security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original issue discount security or would be provable in bankruptcy;

    . change the place of payment where, or the coin, currency, currencies, currency unit or composite currency in which payment of principal, premium, if any, or interest on any security is payable;

    . impair the right to institute suit for the enforcement of any payment on or with respect to any security;

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

    . reduce the above stated percentage of holders of indenture securities necessary to modify or amend the indenture or to consent to any waiver under the indenture; or

    .   modify the foregoing requirements (Section 902).

    The holders of at least a majority in aggregate principal amount of outstanding indenture securities may, on behalf of all holders of outstanding indenture securities, waive compliance by UTC with the restrictions described in this prospectus under "--Liens" and "--Sales and Leasebacks" and some of the restrictions described under "--Restriction on Merger and Sales of Assets" and compliance with specified other covenants of UTC contained in the indenture (Section 1011).

    The indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by UTC or the holders of at least 10% in principal amount of the indenture securities of that series outstanding. If a meeting is called, notice must be given as provided in the indenture (Section 1502). Except for any consent which must be given by the holder of each indenture security affected by a modification or amendment of the indenture, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the indenture securities of that series; provided, however, that any resolution with respect to any consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the indenture securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present only by the affirmative vote of that specified percentage in principal amount of the indenture securities of that series; and provided further that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of indenture securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of any series duly held in accordance with the indenture will be binding on all holders of indenture securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the indenture securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the indenture securities of the series will constitute a quorum (Section 1504).

                               Events of Default

    The indenture defines an "event of default" with respect to any series of indenture securities as being any one of the following events:

    . default in the payment of any interest upon any indenture security of the series and any related coupon when due, continued for 30 days;

    . default in the payment of the principal of, or premium, if any, on an indenture security of the series at its maturity;

    . default in the performance of any other covenant of UTC in the indenture, continued for 60 days after written notice as provided in the indenture, other than a covenant included in the indenture solely for the benefit of series of indenture securities other than the series in question or a covenant default the performance of which would be covered by the fifth bullet point below;

    .   specified events in bankruptcy, insolvency or reorganization; and

    . any other event of default provided with respect to indenture securities of the series.

No event of default provided with respect to a particular series of indenture securities, except as to events described in the third and fourth bullet points above, necessarily constitutes an event of default with respect to any other series of indenture securities (Section 501).

    If an event of default described in the first, second or fifth bullet point above with respect to indenture securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding indenture securities of that series may declare the principal amount of all of the indenture securities of that series to be due and payable immediately, or, if the indenture securities of that series are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. If an event of default described in the third or fourth bullet point above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all the indenture securities then outstanding may declare the principal amount of all of the outstanding indenture securities to be due and payable immediately, or, if any indenture securities are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to outstanding indenture securities of a series (or of all outstanding indenture securities, as the case may be) has been made, but before a judgment or decree for payment of the money has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of outstanding indenture securities of that series or of all outstanding indenture securities, as the case may be, may, subject to specified conditions, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal or specified portion of accelerated principal, with respect to outstanding indenture securities of the series or of all outstanding indenture securities, as the case may be, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding indenture securities of a series or of all outstanding indenture securities, as the case may be, may, subject to specified limitations, waive any past default and its consequences (Section 513). The prospectus supplement relating to any series of debt securities which are original issue discount securities or indexed securities will describe the particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities or indexed securities upon the occurrence and continuation of an event of default.

    In case an event of default with respect to the indenture securities of a series has occurred and is continuing, the trustee will be obligated to exercise those rights and powers vested in it by the indenture with respect to the series that a prudent person would exercise and to use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs (Section 601).

    Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request, order or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity (Section 603). Subject to these provisions for the indemnification of the trustee and specified limitations contained in the indenture, the holders of a majority in principal amount of the outstanding indenture securities of a series or of all outstanding indenture securities, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee (Section 512).

    UTC will be required to furnish to the trustee annually a statement as to the fulfillment by UTC of all of its obligations under the indenture (Section
1004).

                                 Governing Law

    The indenture and the debt securities will be governed and construed in accordance with the law of the State of New York.

                                    Trustee

    The trustee may resign or be removed with respect to one or more series of indenture securities and a successor trustee may be appointed to act with respect to the series (Section 610). If two or more persons are acting as trustee with respect to different series of indenture securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 611), and any action described in this prospectus to be taken by the "trustee" may then be taken by each trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is trustee.

                                    Listing

    Unless otherwise provided in the applicable prospectus supplement or any pricing supplement to the prospectus supplement, the debt securities will not be listed on any securities exchange.

                            Foreign Currency Risks

    Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and possible illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the applicable prospectus supplement.

                         DESCRIPTION OF DEBT WARRANTS

    UTC may issue warrants for the purchase of debt securities. Debt warrants may be issued separately or together with debt securities, currency warrants (which are described under "Description of Currency Warrants") or stock-index warrants (which are described under "Description of Stock-Index Warrants").

    The debt warrants are to be issued under debt warrant agreements to be entered into between UTC and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of debt warrant agreement.

    The following description of the debt warrant agreements and the debt warrant certificates and summaries of some provisions of the debt warrant agreements and the debt warrant certificates do not describe every aspect of the debt warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable debt warrant agreements and the debt warrant certificates, including definitions of terms used in the debt warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the debt warrant agreements. We also include references in parentheses to some sections of the debt warrant agreements. Whenever we refer to particular sections or defined terms of the debt warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

    Terms of the Debt Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

    .   the initial offering price;

    . the currency or currency unit in which the price for the debt warrants is payable;

    . the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

    . the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

    . the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

    . the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

    . the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

    . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

    . whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

    .   any other terms of the debt warrants.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement (Section 3.01). Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture (Section 4.01).

                           Exercise of Debt Warrants

    Unless otherwise provided in the related prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, the related prospectus supplement (Sections 2.01 and 2.03). Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by UTC, unexercised debt warrants will become void (Section 2.02).

    Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, UTC will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants (Section 2.03).

    If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights applicable to indirect owners of debt warrants.

                                 Modifications

    The debt warrant agreement may be amended by UTC and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that UTC may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect (Section 6.03). UTC and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, any modification or amendment that increases the exercise price, shortens the period of time during which the debt warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the debt warrants or reduces the number of debt warrants the consent of whose owners is required for modification or amendment of the debt warrant agreement or the terms of the debt warrants may be made only with the consent of the owners affected by the modification or amendment.

               Merger, Consolidation, Sale or Other Dispositions

    Under the debt warrant agreement, UTC may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as UTC. UTC will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants (Sections 6.01 and 6.02).

                    Enforceability of Rights; Governing Law

    The debt warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants (Section 5.02). The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against UTC suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates (Section 4.02). Except as may otherwise be provided in the related prospectus supplement, each issue of debt warrants and the applicable debt warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.07).

                       DESCRIPTION OF CURRENCY WARRANTS

    UTC may issue warrants to receive from UTC the cash value in U.S. dollars of the right to purchase or to sell the foreign currencies or units of two or more foreign currencies that will be designated by UTC at the time of offering. Currency warrants may be issued:

    . in the form of currency put warrants, entitling their owners to receive from UTC the currency warrant cash settlement value (as defined under "Terms of the Currency Warrants to Be Described in the Prospectus Supplement" below) in U.S. dollars of the right to sell a specified foreign base currency or currency unit or units for a specified amount of U.S. dollars;

    . in the form of currency call warrants, entitling their owners to receive from UTC the currency warrant cash settlement value in U.S. dollars of the right to purchase a specified amount of a base currency for a specified amount of U.S. dollars; or

    . in any other form that is specified in the related prospectus supplement.

Currency warrants may be issued separately or together with debt securities, debt warrants or stock-index warrants.

    A currency warrant will be settled only in U.S. dollars and accordingly will not require or entitle an owner to sell, deliver, purchase or take delivery of any other currency or currency unit.

    The currency warrants are to be issued under currency warrant agreements to be entered into between UTC and one or more banks or trust companies, as currency warrant agents, all as will be described in the prospectus supplement relating to the currency warrants being offered by the prospectus supplement. A form of currency warrant agreement, including a form of currency warrant certificate representing the currency warrants, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of currency warrant agreement.

    The following description of the currency warrant agreements and the currency warrant certificates and summaries of some provisions of the currency warrant agreements and the currency warrant certificates do not describe every aspect of the currency warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable currency warrant agreements and the currency warrant certificates, including definitions of terms used in the currency warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the currency warrant agreements. We also include references in parentheses to some sections of the currency warrant agreements. Whenever we refer to particular sections or defined terms of the currency warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

  Terms of the Currency Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of currency warrants, the currency warrant agreement relating to the currency warrants and the currency warrant certificates representing the currency warrants will be described in the applicable prospectus supplement. This description will include:

    .   the aggregate amount of the currency warrants;

    .   the initial offering price;

    . whether the currency warrants shall be currency put warrants, currency call warrants, or otherwise;

    . the formula for determining the currency warrant cash settlement value, if applicable, of each currency warrant;

    . the procedures and conditions relating to the exercise of the currency warrants;

    . the circumstances which will cause the currency warrants to be deemed to be automatically exercised;

    . any minimum number of currency warrants which must be exercised at any one time, other than upon automatic exercise;

    . the date on which the right to exercise the currency warrants will commence and the date on which the right will expire;

    .   the identity of the currency warrant agent;

    . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the currency warrants; and

    .   any other terms of the currency warrants.

    If the currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar upon exercise, will determine, together with the strike price, whether the currency warrants have a cash settlement value on any given day prior to their expiration. The strike price for a currency warrant will be the amount of the base currency that the holder has the right to sell, in the case of a currency put warrant, or purchase, in the case of a currency call warrant, in exchange for one U.S. dollar. The currency warrants are expected to be "out-of-the-money" (i.e., the cash settlement value will be zero) when initially sold and will be "in-the-money" (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the strike price or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent that one U.S. dollar is worth less than the strike price. The "exercise date" of the currency warrants will be defined in the applicable prospectus supplement. "Cash settlement value" on an exercise date of currency put warrants is an amount which is the greater of:

    .   zero; and

    .   an amount calculated as follows:

          constant - (constant x strike price)
                        spot rate.

The cash settlement value on an exercise date of currency call warrants is an amount which is the greater of:

    .   zero; and

    .   an amount calculated as follows:

          (constant x strike price) - constant.
               spot rate

The constant will be a specified fixed amount, for example, 50. The spot rate means the spot exchange rate of the base currency for U.S. dollars on the exercise date.

                     Book-Entry Procedures and Settlement

    Except as may otherwise be provided in the related prospectus supplement, each issue of currency warrants will be issued in book-entry form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominees. The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the depositary or to a depositary participant. See "Legal Ownership" for a further description of book-entry issuance and other important matters relating to the currency warrants.

                         Exercise of Currency Warrants

    Unless otherwise provided in the related prospectus supplement, each currency warrant will entitle the beneficial owner to the cash settlement value of the currency warrant on the applicable exercise date, in each case as these terms will further be defined in the related prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the fifth business day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date (Section 2.03). Currency warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the currency warrants will be set out in the related prospectus supplement. In addition, if you hold your interest in a currency warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the currency warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights that may be applicable to indirect owners of currency warrants.

                                    Listing

    Unless otherwise provided in the related prospectus supplement, each issue of currency warrants will be listed on a national securities exchange as specified in the prospectus supplement, subject only to official notice of issuance, as a precondition to the sale of any of the currency warrants. If the currency warrants are delisted from, or permanently suspended from trading on, that exchange, and, at or before the delisting or suspension, the currency warrants have not been listed on another national securities exchange, currency warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The cash settlement value to be paid if the currency warrants are thus deemed automatically exercised will be as described in the related prospectus supplement. UTC will notify holders of currency warrants as soon as practicable of the delisting or permanent trading suspension. The applicable currency warrant agreement will contain a covenant of UTC not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the exchange on which they are listed (Section 2.04).

                                 Modifications

    The currency warrant agreement and the terms of the currency warrants may be amended by UTC and the currency warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the currency warrant agreement and the terms of the currency warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the beneficial owners (Section 6.01).

    UTC and the currency warrant agent also may modify or amend the currency warrant agreement and the terms of the currency warrants with the consent of the owners of not less than a majority in number of the then outstanding unexercised currency warrants affected, provided that no modification or amendment that increases the strike price in the case of a currency put warrant, decreases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

               Merger, Consolidation, Sale or Other Dispositions

    If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the currency warrant agreement and in the currency warrants as UTC. UTC will then be relieved of any further obligation under the currency warrant agreement or under the currency warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

               Enforceability of Rights by Owners; Governing Law

    The currency warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder of the currency warrants (Section 5.02). The currency warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the currency warrant agreement or currency warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

                Risk Factors Relating to the Currency Warrants

    The currency warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls, possible illiquidity in the secondary market and the risk that the currency warrants will expire worthless. These risks will vary depending on the particular terms of the currency warrants and will be more fully described in the related prospectus supplement.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

    UTC may issue warrants entitling the owners of the warrants to receive, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified stock index which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks. Stock-index warrants may be issued:

    . in the form of stock-index put warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the exercise price exceeds the index value at the time of exercise; and

    . in the form of stock-index call warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the index value at the time of exercise exceeds the exercise price.

    The "stock-index cash settlement value," the "exercise price" and the "index value" will be defined in the applicable prospectus supplement. Stock-index warrants may be issued separately or together with debt securities, debt warrants or currency warrants.

    The prospectus supplement for an issue of stock-index warrants will set forth the formula by which the stock-index cash settlement value will be determined, including any multipliers, if applicable. In addition, if so specified in the related prospectus supplement, following the occurrence of a market disruption event (as defined in the prospectus supplement), the stock-index cash settlement value may be determined on a different basis than upon normal exercise of a stock-index warrant. Unless otherwise indicated in the related prospectus supplement, a stock-index warrant will be settled only in cash in U.S. dollars, which is the only permissible method of settlement under exchange rules currently approved by the SEC. Accordingly, a stock-index warrant will not require or entitle an owner to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The owners will not be entitled to any of the rights of the holders of any underlying stock.

    The stock-index warrants are to be issued under stock-index warrant agreements to be entered into between UTC and one or more banks or trust companies, as stock-index warrant agents, all as will be described in the prospectus supplement relating to the stock-index warrants being offered by the prospectus supplement. A form of stock-index warrant agreement, including a form of stock-index warrant certificate, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of stock-index warrant agreement.

    The following description of the stock-index warrant agreements and the stock-index warrant certificates and summaries of some provisions of the stock-index warrants and the stock-index warrant certificates do not describe every aspect of the stock-index warrants and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable stock-index warrant agreements and the stock-index warrant certificates, including definitions of terms used in the stock-index warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the stock-index warrant agreements. We also include references in parentheses to some sections of the stock-index warrant agreements. Whenever we refer to particular sections or defined terms of the stock-index warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

Terms of the Stock-Index Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of stock-index warrants, the stock-index warrant agreement relating to the stock-index warrants and the stock-index warrant certificate representing the stock-index warrants will be described in the applicable prospectus supplement. This description will include:

    .   the aggregate amount of the stock-index warrants;

    .   the initial offering price of the stock-index warrants;

    . the stock index for the stock-index warrants, which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by UTC solely in connection with the issuance of the stock-index warrants, and specified information regarding the stock index and the underlying stock or stocks;

    .   whether the stock-index warrants are puts, calls or otherwise;

    . the date on which the right to exercise the stock-index warrants commences and the date on which this right expires;

    .   the manner in which the stock-index warrants may be exercised;

    . the minimum number, if any, of the stock-index warrants exercisable at any one time;

    . the maximum number, if any, of the stock-index warrants that may, subject to UTC's election, be exercised by all owners (or by any person or entity) on any day;

    . any provisions for the automatic exercise of the stock-index warrants other than at expiration;

    . the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the stock-index warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;

    . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the stock-index warrants;

    . any provisions permitting an owner to condition an exercise notice on the absence of specified changes in the index value after the exercise date; and

    .   any other terms of the stock-index warrants.

                     Book-Entry Procedures and Settlement

    Except as may otherwise be provided in the related prospectus supplement, each issue of stock-index warrants will be issued in book-entry form and represented by a single global stock-index warrant certificate, registered in the name of a depositary or its nominees. The stock-index cash settlement value will be paid by the stock-index warrant agent to the depositary or to a depositary participant. See "Legal Ownership" for a further description of book-entry issuance and other important matters relating to the stock-index warrants.

                       Exercise of Stock-Index Warrants

    Unless otherwise provided in the related prospectus supplement, each stock-index warrant will entitle the owner to the stock-index cash settlement value of the stock-index warrant on the applicable valuation date, in each case as these terms will further be defined in the related prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the stock-index warrant expiration date, stock-index warrants will be deemed automatically exercised on the stock-index warrant expiration date (Section 2.03). Procedures for exercise of the stock-index warrants will be described in the related prospectus supplement. In addition, if you hold your interest in a stock-index warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the stock-index warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights applicable to indirect holders of stock-index warrants.

                                    Listing

    Unless otherwise provided in the related prospectus supplement, each issue of stock-index warrants will be listed on a national securities exchange, as specified in the related prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any of the stock-index warrants. It may be necessary in certain circumstances for that national securities exchange to obtain the approval of the SEC in connection with any listing of the stock-index warrants. If the stock-index warrants are delisted from, or permanently suspended from trading on, the exchange, and, at or before the delisting or suspension, the stock-index warrants have not been listed on another national securities exchange, stock-index warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The stock-index cash settlement value to be paid if the stock-index warrants are then deemed automatically exercised will be described in the related prospectus supplement. UTC will notify holders of stock-index warrants as soon as practicable of the delisting or permanent trading suspension. The applicable stock-index warrant agreement will contain a covenant of UTC not to seek delisting of the stock-index warrants from, or permanent suspension of their trading on the exchange on which they are listed (Section 2.05).

                                 Modifications

    The stock-index warrant agreement and the terms of the stock-index warrants may be amended by UTC and the stock-index warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the stock-index warrant agreement and the terms of the stock-index warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the owners (Section 6.01).

    UTC and the stock-index warrant agent also may modify or amend the stock-index warrant agreement and the terms of the stock-index warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised stock-index warrants affected, provided that no such modification or amendment that increases the exercise price in the case of a stock-index call warrant, decreases the exercise price in the case of a stock-index put warrant, shortens the period of time during which the stock-index warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the stock-index warrants or reduces the number of outstanding stock-index warrants the consent of whose owners is required for modification or amendment of the stock-index warrant agreement or the terms of the stock-index warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

               Merger, Consolidation, Sale or Other Dispositions

    If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the stock-index warrant agreement and in the stock-index warrants as UTC. UTC will then be relieved of any further obligation under the stock-index warrant agreement or under the stock-index warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

               Enforceability of Rights by Owners; Governing Law

    The stock-index warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of stock-index warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in stock-index warrants or with the registered holder of the stock-index warrants (Section 5.02). The stock-index warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the stock-index warrant agreement or stock-index warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the stock-index warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their stock-index warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of stock-index warrants and the applicable stock-index warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

               Risk Factors Relating to the Stock-Index Warrants

    The stock-index warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the applicable stock index, possible illiquidity in the secondary market and the risk that the stock-index warrants will expire worthless. These risks will vary depending on the particular terms of the stock-index warrants and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF CAPITAL STOCK

    UTC's authorized capital stock consists of 2,000,000,000 shares of common stock, par value $1.00 per share, and 250,000,000 shares of preferred stock, par value $1.00 per share. The following briefly summarizes the material terms of UTC's common stock, outstanding preferred stock, restated certificate of incorporation and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject, and are qualified in their entirety by reference, to all the provisions of the restated certificate of incorporation and restated bylaws. Each of these documents is an exhibit to our Annual Report on Form 10-K. See "Where You Can Find More Information" for information on how to obtain a copy of these documents.

                                 Common Stock

    UTC's common stock is listed on the New York Stock Exchange under the symbol "UTX." As of March 31, 2001, UTC had 470,735,511 shares of common stock outstanding, all of which are fully paid and nonassessable.

    Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. For the purpose of electing directors, common stockholders have cumulative voting rights. This means that each common stockholder has a number of votes equal to the number of shares of common stock held by that stockholder multiplied by the number of directors to be elected. A common stockholder may cast all votes for a single director or may distribute them among two or more of the directors to be elected.

    Common stockholders are entitled to share equally in the dividends, if any, that may be declared by the board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of UTC, the common stockholders will be entitled to share ratably in all assets of UTC remaining after we pay:

    .   all of our debts and other liabilities and

    .   any amounts we may owe to the holders of our preferred stock.

    Common stockholders do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common stockholders are subject to the rights of the shareholders of any series of preferred stock that we have designated and issued or that we may designate and issue in the future.

    Delaware law and our bylaws permit us to issue uncertificated shares of common stock. However, holders of uncertificated shares of our common stock may request certificates representing their ownership of common stock.

                                Preferred Stock

    As noted above, the rights, preferences and privileges of common stockholders may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that UTC's board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of common stockholders until the board of directors determines the specific rights of the holders of that series. However, the effects might include, among other things:

    .   restricting dividends on the common stock;

    .   diluting the voting power of the common stock;

    .   impairing the liquidation rights of the common stock; or

    . delaying or preventing a change in control of UTC without further action by the stockholders.

    In connection with UTC's Employee Stock Ownership Plan, which we call "ESOP," UTC's board of directors designated 20,000,000 shares of preferred stock as Series A ESOP Convertible Preferred Stock, which we call the "ESOP stock." As of March 31, 2000, UTC had 11,941,519 shares of ESOP stock outstanding. Holders of ESOP stock are entitled to vote on all matters submitted to a vote of the common stockholders, including the election of directors, voting together with the common stockholders as one class. Each share of ESOP stock is entitled to the number of votes equal to the number of shares of common stock into which that share of ESOP stock can be converted as described below, multiplied by 1.3 (subject to certain exceptions).

    The ESOP stock accumulates preferred dividends of $4.80 per share, per annum, payable quarterly. Upon any voluntary or involuntary liquidation, dissolution or winding up of UTC, the holders of ESOP stock will be entitled to receive preferred liquidating distributions in the amount of $65.00 per share, plus all accumulated and unpaid dividends. UTC is required to redeem shares of ESOP stock at the option of the holder at any time in connection with certain ESOP events or certain merger events at a redemption price of $65.00 per share, plus all accumulated and unpaid dividends. UTC may also elect to redeem the ESOP stock, in whole or in part, at any time at a redemption price of $65.00 per share, plus all accumulated and unpaid dividends. Except if UTC redeems the ESOP stock in connection with certain merger events, in which case UTC will pay the redemption price in cash, UTC may pay the redemption price in cash, shares of common stock or a combination of the two.

    If shares of ESOP stock are to be redeemed, each share of ESOP stock is currently convertible into four shares of common stock (subject to adjustment) at the option of the holder on the redemption date. This conversion right is also applicable in the event of certain merger events.

                         Charter and Bylaw Provisions

    At each annual meeting of stockholders, the entire board of directors is elected for a term of one year. UTC's restated bylaws provide that the board of directors may, from time to time, designate the number of directors. Vacancies on the board resulting from an increase in the number of directors may generally be filled by a vote of the majority of the directors then in office, even if less than a quorum.

    UTC's restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The restated bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the board of directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

    UTC's restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by or at the direction of UTC's board of directors. In addition, special meetings of stockholders may be called only by the board of directors or the chief executive officer.

    The restated certificate of incorporation contains a "fair price" provision, providing that certain business combinations with any interested stockholder or affiliate of an interested stockholder may not be consummated without the affirmative vote of at least 80% of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of UTC entitled to vote generally in the election of directors, voting as a single class. The term "interested stockholder," as defined in the restated certificate of incorporation, generally means a person who owns at least 10% of the voting power of UTC's voting stock.

    The business combinations to which the fair price provision applies include:

    .   a merger or consolidation;

    . the sale or other disposition of assets having a fair market value of $25,000,000 or more to an interested stockholder;

    . the issuance or transfer of securities having an aggregate fair market value of $25,000,000 or more by UTC or any subsidiary of UTC to an interested stockholder;

    . the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder; and

    . any reclassification of securities, recapitalization or other transaction which increases, directly or indirectly, the proportionate share holdings of an interested stockholder.

    A significant purpose of the fair price provision is to deter a purchaser from using two-tiered pricing and similar unfair or discriminatory tactics in an attempt to acquire UTC. The affirmative vote of the holders of at least 80% of the voting power of voting stock of UTC is required to amend or repeal the fair price provision or adopt any provision inconsistent with it.

    Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. As described above, the affirmative vote of the holders of at least 80% of the voting power of the voting stock of UTC is required to amend or repeal certain provisions of UTC's restated certificate of incorporation.

    Certain of the provisions of UTC's restated certificate of incorporation and restated bylaws discussed above could discourage a proxy contest or the acquisition of control of a substantial block of our stock. These provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of UTC, even though an attempt to obtain control of UTC might be beneficial to UTC and its stockholders.

                               Change of Control

    Section 203 of the Delaware General Corporation Law, under certain circumstances, may make it more difficult for a person who is an "Interested Stockholder," as defined in Section 203, to effect various business combinations with a corporation for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. However, UTC's restated certificate of incorporation and restated bylaws do not exclude us from these restrictions, and these restrictions apply to us.

                             PLAN OF DISTRIBUTION

    UTC may sell the securities described in this prospectus through agents, underwriters or dealers, or directly to a limited number of institutional purchasers or to a single purchaser.

    The accompanying prospectus supplement will identify or describe:

    .   any underwriters, dealers or agents;

    .   their compensation;

    .   the net proceeds to UTC;

    .   the purchase price of the securities;

    .   the initial public offering price of the securities; and

    .   any exchange on which the securities are listed.

                                    Agents

    UTC may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

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

                                 Underwriters

    If UTC uses underwriters for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                                 Direct Sales

    UTC may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions they receive from UTC and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. UTC may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for UTC or its subsidiaries in the ordinary course of their businesses.

                          VALIDITY OF THE SECURITIES

    The validity of the securities described in this prospectus will be passed upon for UTC by Cleary, Gottlieb, Steen & Hamilton, New York, New York and for any underwriters or agents, as the case may be, by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the unaudited condensed consolidated financial information of UTC for the three-month periods ended March 31, 2001 and 2000, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 19, 2001, incorporated by reference in this prospectus, states that they did not audit and they do not express an opinion on that unaudited consolidated condensed financial information. PricewaterhouseCoopers LLP has not carried out any significant or additional procedures beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

    PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited consolidated condensed financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities.

    .   Annual Report on Form 10-K for the year ended December 31, 2000.

    .   Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    William H. Trachsel
    Senior Vice President, General Counsel and Secretary
    United Technologies Corporation
    Hartford, Connecticut 06101
    (860) 728-7000

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities and warrants in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

================================================================================

                                 $500,000,000
                           [LOGO] United Technologies

                             6.10% Notes due 2012


                                   --------

                             PROSPECTUS SUPPLEMENT

                                April 24, 2002

                                   --------

                             Salomon Smith Barney

                             Goldman, Sachs & Co.

                                     HSBC

                                   JPMorgan

                        Banc of America Securities LLC

                        Banc One Capital Markets, Inc.

                               Caboto IntesaBci

                           Deutsche Bank Securities

                            Fleet Securities, Inc.

================================================================================